Deed

Supplemental Deed No. 2 to the Master Trust Deed Superannuation Members’ Home Loans

Perpetual Limited ME Portfolio Management Limited

Contents

	Table of contents

	The agreement		1

	Operative part		2

1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	2

2	Amendments to Master Trust Deed		2
	2.1	Application	2
	2.2	Amendments	2
	2.3	When amendments effective	3
	2.4	Amendments not to affect validity, rights, obligations	4
	2.5	Confirmation	4
	2.6	Acknowledgement	4
	2.7	Approval	4

3	General		4
	3.1	Governing law and jurisdiction	4
	3.2	Further action	4
	3.3	Counterparts	5
	3.4	Attorneys	5
	3.5	Trustee’s limitation of liability	5

	Signing page		6

Supplemental Deed No. 14 to the Master Trust Deed for the Maxis
Loans Trusts	Contents 1

The agreement

Supplemental Deed No. 2 to the Superannuation Members’ Home Loans Master Trust Deed

Date ►

Between the parties

Trustee	Perpetual Limited ABN 86 000 431 827 of Level 12, 123 Pitt Street, Sydney, New South Wales

Manager	ME Portfolio Management Limited ABN 79 005 964 134 of Level 17, 360 Collins Street, Melbourne, Victoria

Background
1 The parties have entered into the Master Trust Deed.

2 The Trustee and Manager are respectively the trustee and manager of the trusts constituted under the Master Trust Deed.

3 Clause 28.1(f) of the Master Trust Deed permits the Trustee and the Manager to amend the Master Trust Deed in certain circumstances.

4 The parties wish to amend the Master Trust Deed in the manner set out in this deed.

This deed witnesses	that in consideration of, among other things, the mutual promises contained in this deed, the parties agree as set out in the Operative part of this deed.

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Operative part

1	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

Designated Rating Agency	Designated Rating Agency has the same meaning as in the Master Trust Deed.

Future Fund	Each Fund created pursuant to the Master Trust Deed after the date of this deed.

Master Trust Deed	The master trust deed dated 4 July 1994 establishing the Superannuation Members’ Home Loans Trusts between the Trustee and the Manager as amended and restated from time to time.

Specified Funds	Each of: 1 the Superannuation Members’ Home Loan Origination Fund No. 3 created on 4 June 1999; 2 each Future Fund; and 3 the Warehousing Fund.

Supplementary Bond Terms Notice	The Supplementary Bond Terms Notice- SF2004-1P Class A and Class B Bonds in respect of the Warehousing Fund between the Trustee and the Manager dated 15 January 2004.

Warehousing Fund	The Fund called Superannuation Members’ Home Loans Warehousing Trust 2004-1 (formerly Superannuation Members’ Home Loans Securitisation Fund 2004-1P) created on 12 January 2004.

1.2	Interpretation

Clause 1.2 of the Master Trust Deed is incorporated in this deed as if set out in full in this deed.

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2	Amendments to Master Trust Deed

2.1	Application

The amendments to the Master Trust Deed in clauses 2.2 only apply to the Specified Funds.

2.2	Amendments

The Master Trust Deed is amended by:

(a)	Amending clause 10.8(a) by:

•
deleting the words “(such Mortgage and mortgage are hereinafter referred to as the “Outgoing Mortgage”)” and inserting “(such Mortgage and mortgage are hereinafter referred to as the “Outgoing Mortgage” and such Fund is hereinafter referred to as the “First Fund”);

•	after the words “Mortgages owned by” deleting the words “a Mortgage Manager” and inserting in their place “the Trustee as trustee of any other Fund created pursuant to this Master Trust Deed”;

•
deleting the words “(such Mortgage or Mortgages are hereinafter referred to as the “Substitute Mortgage”)” and inserting the words “(such Mortgage or Mortgages are hereinafter referred to as the “Substitute Mortgage” and such other Fund is hereinafter referred to as the “Second Fund”);

•	after the words “Substitute Mortgage from,” deleting the words “the Mortgage Manager” and inserting “the Trustee as trustee of the Second Fund””

(b)	In clause 10.8(a)(1) after the words “the Trustee” insert the words “of the Second Fund”;

(c)	In clause 10.8(a)(2), after the words “the Trustee” insert the words “of the First Fund”;

(d)	In clause 10.8(a)(3), after the words “as trustee of the” insert the words “Second”;

(e)	In clause 10.8(b), after the words “acquired from, the” delete the words “a Mortgage Manager” and insert the words “Trustee as trustee of the Second Fund”;

(f)	In clause 10.8(c), after the words:

•	“Transfer Date the Trustee” insert the words “of the First Fund”;

•	“been transferred to the” delete the words “Mortgage Manager” and insert the words “Trustee as trustee of the Second Fund”;

•	“is held by the Trustee as trustee of the“ insert the words “First”;

(g)	deleting the text of clause 11.5 and replacing it with “[Not Used]”;and

(h)
In clause 12.2, inserting the words “and any agreement between the Trustee, the Manager and any third party appointed to perform the role of Mortgage Manager (as defined in the Mortgage Origination and Management Agreement) under the Mortgage Origination and Management Agreement” after the words “subject to the provisions of a Mortgage Origination and Management Agreement”.

2.3	When amendments effective

The amendments to the Master Trust Deed set out in clause 2.2 take effect on and from the date of this deed.

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2.4	Amendments not to affect validity, rights, obligations

The amendments to the Master Trust Deed set out in clause 2.2 do not affect the validity or enforceability of the Master Trust Deed.

(a)	Nothing in this deed:

(1)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Master Trust Deed before the date of this deed; or

(2)	discharges, releases or otherwise affects any liability or obligation arising under the Master Trust Deed before the date of this deed.

2.5	Confirmation

Each party is bound by the Master Trust Deed as amended by this deed. The Master Trust Deed as amended by this deed shall be binding on all Bondholders and the Beneficiaries as if each was originally a party to each of the Master Trust Deed and this deed.

2.6	Acknowledgements

(a)	Each party confirms that:

(1)
it has received a copy of a confirmation by each Designated Rating Agency that the Designated Rating Agency has received notice of the amendments in clause 2.2 in accordance with clause 12.5(b) of the Supplementary Bond Terms Notice; and

(2)	such confirmation is in terms satisfactory to that party.

(b)	Except for the Warehousing Fund, the Manager acknowledges that no consent to the amendments is required from any Designated Rating Agency or other party by reason of clauses 2.1 or 2.2.

(c)	Each party acknowledges that this deed is issued in accordance with clause 28 of the Master Trust Deed.

2.7	Approval

The Manager approves the amendments to be made to the Master Trust Deed by this deed.

3	General

3.1	Governing law and jurisdiction

(a)	This deed is governed by the laws of New South Wales.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

3.2	Further action

Each party must do all things and execute all further documents necessary to give full effect to this deed.

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3.3	Counterparts

(a)	This deed may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute 1 instrument.

(c)	A party may execute this deed by signing any counterpart.

3.4	Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

3.5	Trustee’s limitation of liability

The provisions of clauses 26.14 and 26.16 of the Master Trust Deed are incorporated in this deed as if set out in full in this deed.

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Signing page

Executed as a deed

Trustee

Signed sealed and delivered for Perpetual Limited by its attorney

sign here►	/s/ Craig Cullen
Attorney

print name	Craig Cullen
Assistant Manager

sign here►	/s/ Mark Dickenson
Attorney

print name	Mark Dickenson
Senior Manager in the presence of

sign here►	/s/ Andrea Ruver
Witness

print name	Andrea Ruver

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Signing page

Manager

Signed sealed and delivered for ME Portfolio Management Limited by its attorney

sign here►	/s/ Nicholas Vamvakas
Attorney

print name	Nicholas Vamvakas
Authorised Signatory in the presence of

sign here►	/s/ Paul Garvey
Witness

print name	Paul Garvey
Manager Capital Markets

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